December 30, 2009

Silicon Valley Bank
38 Technology Drive, Suite 150
Irvine, CA 92618

Re:           Registration Rights

Ladies and Gentlemen:

This letter agreement (this “Agreement”) sets forth certain mutual understandings among Energy and Power Solutions, Inc. (“EPS”) and Silicon Valley Bank (“SVB”) relating to that certain Warrant to Purchase Stock (the “Warrant”) issued to SVB in connection with that certain Loan and Security Agreement between EPS and SVB dated December 30, 2009.  Capitalized terms that are used but not otherwise defined herein shall have the meaning ascribed to such terms in the Warrant.

Reference is made to Section 3.3 of the Warrant, which provides that the Shares (as such term is defined in the Warrant), and the common stock issuable upon conversion of the Shares, shall have “piggyback” and Form S-3 registration rights pursuant to and as set forth in the Company’s Amended and Restated Investors’ Rights Agreement, dated as of April 17, 2009 (the “IRA”), a copy of which is attached hereto as Exhibit A.  The parties hereto acknowledge and agree that SVB, upon an exercise of the Warrant, shall be entitled to the rights as a Holder of Registrable Shares (as such terms are defined in the IRA) set forth in Sections 2.3, 2.4, 2.5 and 2.8(a) of the IRA (collectively, the “Registration Rights”) and that the shares of common stock issuable upon conversion of the Shares shall be deemed Registrable Shares for purposes of such provisions.  As a condition to the grant of the Registration Rights, SVB agrees to be bound by the provisions of Sections 2.6, 2.7 2.8(b), 2.9 and 5 of the IRA.  The parties hereto acknowledge and agree that SVB’s Registration Rights shall terminate upon the earliest to occur of the date (a) that is seven (7) years after the closing date of EPS’ Qualified IPO (as such term is defined in the IRA); (b) on which any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section 2.3 or 2.4 may be sold by the Holders without registration and without regard to any volume limitation under Rule 144 under the Securities Act or any other rule of similar effect, or (c) by which all of the Registrable Securities have been sold pursuant to a registration statement.

If the foregoing accurately sets forth the agreements that EPS and SVB have reached with respect to the subject matter hereof, please indicate your agreement to the terms herein by countersigning in the place indicated below.

[SIGNATURE PAGE FOLLOWS]

Very truly yours,

ENERGY AND POWER SOLUTIONS, INC.

/s/ Peter Ludlum______________
By: Peter Ludlum
Title: CFO

Accepted and agreed:

SILICON VALLEY BANK

/s/ Kurt Miklinski____________
By: Kurt Miklinski
Title: Vice President